Tel: +852 2541 5041 Fax: + 852 2815 2239 www.bdo.com.hk 電話: +852 2541 5041 傳真: + 852 2815 2239 www.bdo.com.hk	25th Floor Wing On Centre 111 Connaught Road Central Hong Kong 香港幹諾道中111號 永安中心25樓

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 26 Orient Global Headquarter
Lane 118 Yonghe Road
Zhabei District, Shanghai 200072
People’s Republic of China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-8) of our reports dated June 14, 2010, relating to the consolidated financial statements, the effectiveness of China-Biotics, Inc.’s internal control over financial reporting and schedules of China-Biotics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ BDO Ltd.

BDO Limited
Certified Public Accountants

Hong Kong, March 11, 2011

BDO Limited
香港立信德豪會計師事務所有限公司

BDO Limited, a Hong Kong limited company, is a member of BDO International Limited, a UK Company limited by guarantee, and forms part of the international BDO network of independent member firms.